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                                                            EXHIBIT 99.11



                     [LETTERHEAD OF COOPERS & LYBRAND LLP]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        _______________________________________________________________



We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Van Eck Worldwide Insurance Trust on Form N-1A (File No. 33-13019) of our reports dated February 13, 1998, on our audits of the financial statements and financial highlights of the Van Eck Worldwide Hard Assets Fund, Van Eck Worldwide Bond Fund, and Van Eck Worldwide Real Estate Fund and our report dated February 18, 1998, on our audit of the financial statements and financial highlights of the Van Eck Worldwide Emerging Markets Fund, which reports are included in their respective Annual Reports to Shareholders for the year ended December 31, 1997 which are incorporated by reference in this Registration Statement. We also consent to the references of our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".



                                              /s/ Coopers & Lybrand L.L.P.

                                              COOPERS & LYBRAND L.L.P.



New York, New York

April 29, 1998